EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 5, 2002 relating to the financial statements and financial statement schedule, which appear in Ingersoll-Rand Company Limited's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
May 16, 2002